UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 23, 2015

BG STAFFING, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5000 Legacy Drive, Suite 350
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 is incorporated by reference herein.

In connection with the acquisition of the assets of D&W Talent, LLC (“D&W”) described below, on February 23, 2015, BG Staffing, Inc. (the “Company”) and its subsidiaries entered into the Third Amendment to the Amended and Restated Loan and Security Agreement with Fifth Third Bank (the “Loan Agreement”) to add BG Finance and Accounting, Inc. (“BGFA”) as an additional borrower under the Loan Agreement. BGFA granted Fifth Third Bank a continuing and unconditional first priority security interest in and to any and all of its property and certain other amendments to the Loan Agreement were made. The outstanding revolving note and term notes under the Loan Agreement were also amended and restated to, among other things, include BGFA as a borrower. The amendment is filed as Exhibit 10.1 hereto, and the above description of Exhibit 10.1 is not complete and is qualified in its entirety by reference to such exhibit. Exhibit 10.1 is incorporated by reference in herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 23, 2015, the Company, through its subsidiary BGFA, acquired substantially all of the assets, and assumed certain of the liabilities, of D&W, a provider of accounting, finance, clerical and administrative resources, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between BGFA, the Company, D&W and Willis Group, LLC, the sole stockholder of D&W. BGFA paid an aggregate of $8,500,000, subject to a working capital adjustment and further adjustment if BGFA is unable to receive the benefits under certain D&W customer contracts, $3,250,000 of which is subject to an escrow as a security against certain tax liabilities. D&W is entitled to receive, provided certain conditions are met, certain earn-out payments up to an aggregate of $3.5 million. The purchase price at closing was paid out of currently available funds under our senior credit facility with Fifth Third Bank. Willis Group has guaranteed certain of D&W’s obligations under the Asset Purchase Agreement and agreed to certain noncompetition and nonsolicitation restrictions set forth in the Asset Purchase Agreement. The Company has guaranteed certain of BGFA’s obligations under the Asset Purchase Agreement and agreed to certain noncompetition and nonsolicitation restrictions set forth in the Asset Purchase Agreement. The Asset Purchase Agreement contains customary representations and indemnification provisions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

2.1*	Asset Purchase Agreement dated, as of February 23, 2015, between BG Finance and Accounting, Inc., BG Staffing, Inc., D&W Talent, LLC and Willis Group, LLC
10.1
Third Amendment to Amended and Restated Loan and Security Agreement and Other Loan Documents, dated February 23, 2015, by and among BG Staffing, Inc., BG Staffing, LLC, BG Personnel, LP, B G Staff Services, Inc. and BG Finance and Accounting, Inc.

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date: February 27, 2015		/s/ Michael A. Rutledge
	Name: Title:	Michael A. Rutledge Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Asset Purchase Agreement dated, as of February 23, 2015, between BG Finance and Accounting, Inc., BG Staffing, Inc., D&W Talent, LLC and Willis Group, LLC
10.1
Third Amendment to Amended and Restated Loan and Security Agreement and Other Loan Documents, dated February 23, 2015, by and among BG Staffing, Inc., BG Staffing, LLC, BG Personnel, LP, B G Staff Services, Inc. and BG Finance and Accounting, Inc.

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.